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 1                                                      Exhibit 23.1





                     INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Shareholders
UNC Incorporated:



We consent to the incorporation by reference in the registration statement of
UNC Incorporated on Form S-8 (File No. 33-    ) of our report dated February 26,
1996, on our audits of the consolidated financial statements of UNC
Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for the years then ended, which report is included in the December 31, 1995 Annual Report on Form 10-K of UNC Incorporated.



                                                     COOPERS & LYBRAND L.L.P.




Washington, DC
April 22, 1996
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
                                                              EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
UNC Incorporated:



We consent to incorporation by reference in the registration statement on Form
S-8 (File No. 33-    ) of UNC Incorporated of our report dated February 9, 1994, relating to the consolidated statements of earnings, changes in shareholders' equity and cash flows of UNC Incorporated and Subsidiaries for the year ended December 31, 1993, which report is included in the December 31, 1995 Annual Report on Form 10-K of UNC Incorporated.



                                                     KPMG PEAT MARWICK LLP



Washington, D.C.
April 22, 1996
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